UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549


                                  FORM 8-K


                               CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                                 JULY 24, 1998
               Date of Report (Date of earliest event reported)

                         UNIFAB INTERNATIONAL, INC.
            (Exact name of Registrant as specified in its charter)


          Louisiana                   0-29416              72-1382998
    (State or other jurisdiction    (Commission         (I.R.S. Employer
          of incorporation)         File Number)      Identification Number)


                       5007 PORT ROAD
                   NEW IBERIA, LOUISIANA            70562
         (Address of principal executive offices) (Zip Code)


                                (318) 367-8291
            (Registrant's telephone number, including area code)


                                NOT APPLICABLE

        (Former name or former address, if changed since last report)



Item 2. Acquisition or Disposition of Assets.

      On June 24, 1998 UNIFAB International, Inc. ("UNIFAB") acquired Allen Tank, Inc. for 819,000 shares of UNIFAB common stock, $400,000 in cash and notes of $800,000 from Vincent J. Cuevas, Walter L. Hampton, William A Hines, Allen C. Porter, Jr. and Joseph G. Weisberger (the "Allen Tank Shareholders"). The purchase price was determined by arm's length negotiation between UNIFAB and the Allen Tank Shareholders, all of whom are individuals who were unrelated to UNIFAB prior to the acquisition. Cash at closing was paid from available funds. Allen Tank, located in New Iberia, Louisiana on property [NEARLY] adjacent to UNIFAB's Port of Iberia facilities, designs and manufactures specialized process systems, such as oil and gas separation systems, gas dehydration and treatment systems, and oil dehydration and desalting systems, and other production equipment related to the development and production of oil and gas reserves. Allen Tank also provides a full complement of engineering and field commissioning services related to production systems. Also on June 24, 1998 UNIFAB acquired LATOKA Engineering Ltd. ("LATOKA") from certain of the Allen Tank Shareholders for 79,000 shares of UNIFAB common stock. LATOKA, headquartered in London, England, provides engineering and project management services primarily in Europe and the Middle East.

      The signing of the letter of intent and the completion of the acquisition were announced in the press releases dated May 5, 1998 and July 27, 1998, respectively, which are being filed herewith as exhibits 99.1 and 99.2, respectively. Additional information relating to the acquisitions is set forth in the Agreement and Plan of Merger relating to the Allen Tank acquisition a copy of which is filed herewith as Exhibit 2.1 and the Agreement and Plan of Merger relating to the LATOKA acquisition, a copy of which is filed herewith as
Exhibit 2.2.

Item 7. Financial Statements and Exhibits.

      (a) Financial Statements of Business Acquired.

            All financial statements required to be filed in connection with these acquisitions will be filed by amendment to this report as soon as available, but in any event within 60 days of the date hereof.

      (b) Pro forma Financial Information

               All pro forma financial statements required to be filed in connection with these acquisitions will be filed by amendment to this report as soon as available, but in any event within 60 days of the date hereof.

      (c) Exhibits

               Exhibit
               NUMBER DESCRIPTION
                  2.1 Agreement and Plan of Merger relating to the acquisition of Allen Tank, Inc.

                  2.2 Agreement and Plan of Merger relating to the acquisition of LATOKA Engineering Ltd.

                 99.1 Press release issued by the Company on May 5, 1998 announcing the signing of a letter of intent with the Allen Tank Shareholders to acquire Allen Tank, Inc.

                 99.2 Press release issued by the Company on July 27, 1998 announcing it had completed the acquisition Allen Tank, Inc.



                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         UNIFAB INTERNATIONAL, INC.



Date  AUGUST 8, 1998               /S/        PETER J. ROMAN
                                   -------------------------
                                   Peter J. Roman
                                   Vice President and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)